SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 8, 2009, by and among Oxygen Biotherapeutics, Inc., a Delaware corporation (the “Company”), and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to exemptions from registration available under Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I.
DEFINITIONS

1.1       Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Additional Commitment Shares” means (a) 40,000,000 shares of Common Stock if the Warrant Condition is not satisfied as of the Initial Closing Date, or (b) means 60,000,000 shares of Common Stock if the Warrant Condition is satisfied as of the Initial Closing Date, as that number of shares (either 40,000,000 or 60,000,000) is adjusted from time to time pursuant to Section 2.3 hereof.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to an Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Investor will be deemed to be an Affiliate of such Investor.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the state of North Carolina are authorized or required by law or other governmental action to close.

“Commission” means the Securities and Exchange Commission.

Common Stock” means the common stock of the Company, $0.0001 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Disclosure Materials” means the SEC Disclosure Documents and the Company’s Schedules to this Agreement, collectively.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Initial Closing” shall have the meaning assigned to such term in Section 2.1 hereof.

“Initial Closing Date” shall have the meaning assigned to such term in Section 2.1 hereof.

“Installment Notice” shall have the meaning assigned to such term in Section 2.2(a) hereof.

“Installment Payment” means an amount in US dollars equal to the number of Additional Commitment Shares to be sold and purchased at each of the Subsequent Closing multiplied by the Share Purchase Price in effect at the time of each such Subsequent Closing.

“Installment Shares” means the total number of Additional Commitment Shares, as the same may be adjusted from time to time pursuant to Section 2.3, multiplied by the Milestone Ratio.

“Intellectual Property Rights” means the ownership or right to use patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights in connection with the respective businesses of the Company and the Subsidiaries as described in the SEC Disclosure Documents.

“Investor Nominee” has the meaning set forth in Section 4.10.

“Investor Party” has the meaning set forth in Section 4.5.

“Knowledge” means, with respect to any statement made to the knowledge of a party, that the statement is based upon actual knowledge of the officers of such party having responsibility for the matter or matters that are the subject of the statement, after due inquiry.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.5.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Milestone” means any one of the product development, product licensing, or regulatory events listed on Appendix A attached hereto (and incorporated herein by this reference).

“Milestone Ratio” means that portion of the Additional Commitment Shares allocated to each Milestone, which is listed on Appendix A attached hereto.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Disclosure Documents” has the meaning set forth in Section 3.1(g).

“Securities Act” means the Securities Act of 1933, as amended.

“Share Purchase Price” means $0.25 per share of Common Stock, as the same may adjusted from time to time pursuant to Section 2.3.

“Shares” means the aggregate number of shares of Common Stock that may be purchased and sold under Section 2.1 and Section 2.2, which is, in the aggregate, a minimum of 60,000,000 shares and a maximum of 80,000,000 shares, as that number of shares is adjusted from time to time pursuant to Section 2.3 hereof.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers; provided, that in no event shall the sale of any Shares to be received but not yet delivered pursuant to a pending Subsequent Closing be deemed a Short Sale.

“Subsequent Closing” shall have the meaning assigned to such term in Section 2.2(b) hereof.

“Subsequent Closing Date” shall have the meaning assigned to such term in Section 2.2(b) hereof.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market, or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrant Condition” means the holders of Company warrants outstanding as of the date hereof to purchase 60,000,000 shares of Common Stock at prices ranging from $0.245 per share to $0.47 per share have tendered to the Company signed agreements pursuant to which they agree to exchange said warrants for cash and Common Stock pursuant to the offer described in Section 4.8 hereof.

ARTICLE I.
PURCHASE AND SALE

2.1        Initial Installment. At the Initial Closing (defined below), the Company shall deliver or cause to be delivered to the Investors 20,000,000 shares of Common Stock, and the Investors shall deliver or cause to be delivered to the Company by wire transfer to an account designated in writing by the Company prior to the Initial Closing US$5,000,000. The closing on this initial sale and purchase (the “Initial Closing”) shall take place at the offices of Parsons, Behle & Latimer, 201 South Main Street, Suite 1800, Salt Lake City, Utah 84111 (i) at 1:00 p.m. local time on July 10, 2009, or (ii) at such other time and place or on such date as the Investors and the Company may agree upon (the “Initial Closing Date”).

2.2        Subsequent Installments. After the sale and purchase of Common Stock pursuant to Section 2.1 and subject to the terms and conditions of this Agreement, the Company shall sell and issue to the Investors and the Investors shall be obligated to purchase from the Company the Additional Commitment Shares at the Share Purchase Price. Additional closings shall be held from time to time after the Initial Closing with respect to the Additional Commitment Shares on the terms and conditions set forth in this Section 2.2.

(a)       In the event any one of the Milestones is achieved, the Company shall promptly give written notice to the Investors in the form attached hereto as Appendix B (the “Installment Notice”).

(b)       On the 20th Business Day following the date on which an Installment Notice is given to the Investors, a closing (a “Subsequent Closing”) shall take place at the offices of Parsons, Behle & Latimer, 201 South Main Street, Suite 1800, Salt Lake City, Utah 84111 (i) at 1:00 p.m. local time on that date, or (ii) at such other time and place or on such date as the Investors and the Company may agree upon (a “Subsequent Closing Date”), and at each such Subsequent Closing the Company shall deliver or cause to be delivered to the Investors the Installment Shares, and the Investors shall deliver or cause to be delivered to the Company by wire transfer to an account designated in writing by the Company prior to each Subsequent Closing the Installment Payment.

(c)       The obligation of the Investors to purchase any of the Additional Commitment Shares not previously purchased under this Section 2.2 shall terminate in accordance with the terms set forth in Appendix A.

2.3        Certain Adjustments. If the Company: (a) pays a stock dividend or otherwise make a distribution or distributions on shares of its outstanding Common Stock, (b) subdivides outstanding shares of Common Stock into a larger number of shares, (c) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case (i) the Share Purchase Price (as previously adjusted) shall be adjusted to an amount equal to the Share Purchase Price (as previously adjusted) multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding treasury shares, if any), and (ii) the number of Additional Commitment Shares that are or may be sold to the Investors (as previously adjusted) shall be adjusted to an amount equal to that number of shares multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately after such event (excluding treasury shares, if any) and the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event. Any adjustment made pursuant to this Section 2.3 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1        Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor:

(a)        Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)        Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)        No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)        Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the shareholder action contemplated by Section 4.9, and (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act and under applicable state securities statutes pertaining to the purchase and sale contemplated by this Agreement.

(e)        Issuance of the Shares. The Shares have been, or will be as of the Initial Closing Date and each Subsequent Closing Date, duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. Except as provided for in Section 4.9, below, the Company has reserved from its duly authorized capital stock the Shares issuable pursuant to this Agreement. The Common Stock of the Company and the Shares are not subject to any preemptive or similar rights to subscribe for or purchase securities.

(f)        Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is as set forth in Schedule

3.1(f). No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 3.1(f), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company’s capital stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of its capital stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed on Schedule 3.1(f), the issue and sale of the Shares to the Investors will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares to the Investors. Except as contemplated by Section 4.8, there are no stockholder agreements, voting agreements, or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

(g)        SEC Disclosure Documents; Financial Statements. The Company has filed all reports required to be filed by the Company under the Securities Act and the Exchange Act for the twenty-four months preceding the date of this Agreement and will file all reports required to be filed by the Company under the Securities Act and the Exchange Act through the last Subsequent Closing Date (such reports, as amended, collectively, the “SEC Disclosure Documents”). As of their respective dates, the SEC Disclosure Documents have complied or will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Disclosure Documents, when filed, contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Disclosure Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and were (and will be) prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

(h)        Press Releases. The press releases disseminated by the Company during the two (2) years preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.

(i)        Material Changes. Except as set forth in Schedule 3.1(i), since the date of the latest unaudited financial statements included within the SEC Disclosure Documents, (i) there has been no event, occurrence or development that has had or that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, and (C) other liabilities that would not, individually or in the aggregate, have a Material Adverse Effect, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) except as contemplated by Section 4.8, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, other than dividends paid in the ordinary course on outstanding series of the Company’s preferred stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock and pursuant to existing Company stock option plans or executive and director compensation arrangements. The Company does not have pending before the Commission any request for confidential treatment of information.

(j)        Litigation. There is no Action that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) that could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof (in his or her capacity thereof), is or has been during the ten-year period prior to the date hereof the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).

(k)        Labor Relations. No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company.

(l)        Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of (i),

(ii) and (iii) above as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance, individually or in the aggregate, could not have or reasonably be expected to result in a Material Adverse Effect.

(m)        Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as described in the SEC Disclosure Documents, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permits.

(n)        Title to Assets. The Company does not own any real property. The Company has good and marketable title in all personal property owned by it that is material to its business, free and clear of all Liens, except for Liens described in Schedule 3.1(n) and Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held under valid, subsisting and enforceable leases of which the Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(o)        Patents and Trademarks. The Company has, or has the right to use, all Intellectual Property Rights that are necessary or material for use in connection with its business and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. All such Intellectual Property Rights are enforceable and, to the knowledge of the Company, do not violate or infringe the Intellectual Property Rights of others in any respect that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and, to the Knowledge of the Company, there is no existing infringement by another Person of any of the Company’s Intellectual Property Rights.

(p)        Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)        Transactions With Affiliates and Employees. Except as set forth in the SEC Disclosure Documents, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, any entity in which any officer, director, or, to the knowledge of the Company, any such employee has a substantial interest or is an officer, director, trustee or partner.

(r)        Certain Fees. Except as described in Schedule 3.1(r), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(s)        Acknowledgment Regarding Investors’ Purchase of Shares. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investors’ purchase of the Shares. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.2        Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as of the date hereof, as of the Initial Closing Date, and as of each Subsequent Closing Date the following:

(a)        Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. This Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)        Investment Intent. Such Investor is acquiring the shares of Company Common Stock as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares purchase hereunder for any period of time. Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares purchased hereunder.

(c)        Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)        General Solicitation. Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the offered Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)        Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Company; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)        Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.

(g)        Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the time that such Investor was first contacted by the Company regarding an investment in the Company. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1        (a)        Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)        Certificates evidencing the Shares will contain the following legend (or other notation to the same effect):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.

4.2        Furnishing of Information. As long as any Investor owns the Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3        Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors.

4.4        Securities Laws Disclosure; Publicity. By 9:00 a.m. (Eastern Time) on the Business Day following the execution of this Agreement, and by 9:00 a.m. (Eastern Time) on the Business Day following the Initial Closing Date and each Subsequent Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the applicable closing. On the Business Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Business Day following the Initial Closing Date and each Subsequent Closing Date the Company will file an additional Current Report on Form 8-K to disclose the applicable closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed.

4.5        Indemnification of Investors. The Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

4.6        Use of Proceeds. The Company will use the net proceeds from the sale of the Shares hereunder for repurchase of outstanding warrants, fund product development, fund regulatory applications and reviews, and payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices, and not for any other purpose.

4.7        Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing and trading of its Common Stock on the OTC Bulletin Board (or another nationally recognized Trading Market). The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, and will take such other action as is necessary or desirable in the opinion of the Investors to cause all of the Shares to be listed on such other Trading Market as promptly as possible. The Company will use best efforts and take all action reasonably necessary to continue the listing and trading of its Common Stock on the Trading Market on which the Common Stock is currently listed or quoted and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such Trading Market.

4.8        Repurchase of Warrants. During the period beginning on the date hereof and ending no later than the Initial Closing Date, the Company intends to make an offer to the holders of outstanding warrants to purchase 120,511,919 shares of Common Stock to exchange the warrants for cash and restricted Common Stock of the Company. Any provision of this Agreement to the contrary notwithstanding, each Investor consents to such offer and exchange. The Company covenants and agrees that each offer and exchange of cash and Common Stock for warrants will include an undertaking by the holder of the warrants to offer any shares of Common Stock received in the exchange to the Investors at the then prevailing bid price or market price for the Common Stock before placing a sell order for such shares in the Trading Market.

4.9        Authorized Shares. On or before December 31, 2009, the Company shall take all action required by its certificate of incorporation, bylaws, and applicable law to hold a meeting of its shareholders for the purpose of approving an increase in the number of authorized shares of Common Stock, a reverse split or share consolidation with respect to the issued and outstanding shares of Common Stock, or both, so that after such action there shall be authorized and unissued shares of Common Stock sufficient in number to issue all of the Shares that may be sold under this Agreement. In the event the Company fails to obtain shareholder approval of any of the foregoing actions, the Investors shall have no obligation to purchase Shares at a Subsequent Closing to the extent the Company does not have a sufficient number of authorized and unissued shares of Common Stock to effect delivery of Shares to be purchased at the Subsequent Closing.

4.10        Director Position. Within five Business Days following the Subsequent Closing Date where the sum of the payment paid for Shares at that closing and the payments for all Shares sold in Subsequent Closings prior to that closing equals or exceeds US$5,000,000, the Investors shall designate by written notice signed by all Investors (the “Nominee Notice”) a person that the Investors propose for election to the board of directors of the Company (the “Investor Nominee”). Within 10 Business Days following the date the Company receives the Nominee Notice, the Investor Nominee shall deliver to the Company a biography covering the preceding 10 years and such other background and other information that the Company may reasonably request. Within 20 Business Days following the Company’s receipt of the Nominee Notice, the board of directors of the Company shall take all action required by its certificate of incorporation, bylaws, and applicable law to increase the number of persons then comprising the board of directors by one and electing the Investor Nominee to the vacancy thereby created. The provisions of this Section 4.10 to the contrary notwithstanding, in no event shall the Company be required to elect as a director any Investor Nominee that it reasonably rejects as a director due to that Investor Nominee’s prior involvement in any Proceeding.

ARTICLE V.
CONDITIONS PRECEDENT

5.1        Conditions Precedent to the Obligations of the Investors to Purchase Shares. The obligation of each Investor to acquire Shares at the Initial Closing and each Subsequent Closing is subject to the satisfaction or waiver by such Investor of each of the following conditions:

(a)        Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date and each Subsequent Closing Date as though made on and as of such date;

(b)        Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Initial Closing Date and each Subsequent Closing Date;

(c)        No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)        Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, or (ii) a Material Adverse Effect;

(e)        No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Business Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market; and

(f)        Company Shares. The Company shall have delivered the Shares in accordance with Section 2.1 or Section 2.2, as applicable.

5.2        Conditions Precedent to the Obligations of the Company to sell Shares. The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company of each of the following conditions:

(a)        Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date and each Subsequent Closing Date as though made on and as of such date;

(b)        Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction

Documents to be performed, satisfied or complied with by such Investor at or prior to the Initial Closing Date and each Subsequent Closing Date;

(c)        No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(d)        Investors Payment. Each Investor shall have delivered its portion of the purchase price for the Shares in accordance with Section 2.1 or Section 2.2, as applicable.

ARTICLE VI.
MISCELLANEOUS

6.1        Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

6.2        Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3        Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (c) two Business Days following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Oxygen Biotherapeutics, Inc. 2530 Meridian Parkway, Suite 3005 Durham, North Carolina 27713 Attn: Chief Executive Officer Facsimile: (419) 710-8764

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof,

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4        Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding or entitled to purchase hereunder at least two-thirds of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.

6.5        Termination. This Agreement may be terminated prior to the Initial Closing or any Subsequent Closing:

(a)        by written agreement of the Investors and the Company; and

(b)        by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the applicable closing shall not have taken place at the time specified in Section 2.1 or Section 2.2, as applicable; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the applicable closing to occur on or before such time.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6        Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investors.”

6.8        No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, or may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5 (as to each Investor Party).

6.9        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the city of Durham, Durham County, state of North Carolina (the “North Carolina Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the North Carolina Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such North Carolina Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10        Survival. The representations, warranties, agreements and covenants contained herein shall survive the Initial Closing, each Subsequent Closing, and the delivery of the Shares.

6.11        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by image file attached to an email, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page or image file of the signature page were an original thereof.

6.12        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14        Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR THE COMPANY FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OXYGEN BIOTHERAPEUTICS, INC.

By:	/s/ Chris J. Stern

Name: Chris J. Stern

Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR:	Vatea Fund, Segregated Portfolio

By:	/s/ Gregory Pepin
Name:	Gregory Pepin
Title:	Managing Director

Investment Amount Payable at the Initial Closing
and each Subsequent Closing:

$5,000,000 and up to $15,000,000 at subsequent closings

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Email:

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

APPENDIX A

MILESTONES

The dates listed in the following table (the “Target Dates”) are the estimated dates by which the corresponding Milestone will be accomplished. If a Milestone is not achieved by its corresponding Target Date, that date shall automatically be extended to the date that is three calendar months following the Target Date (the “Extended Target Date”), without any action by the Company or Investors. Thereafter, if a Milestone is not achieved by its corresponding Extended Target Date, the Company and Investors shall negotiate in good faith agreement on a new Target Date for the Milestone; provided, however, except as otherwise set forth in the following table or the notes thereto, if the Company and Investors are unable to reach agreement on a new Target Date for the Milestone within 30 days following the Extended Target Date, the Investors shall have no obligation to purchase any Shares with respect to that Milestone should it subsequently be achieved. The termination of the obligation of the Investors to purchase Shares in respect of a Milestone pursuant to this paragraph shall not affect in any way the obligation of the Investors to purchase Shares in respect of any other Milestone.

The obligation of the Investors to purchase any of the Additional Commitment Shares not previously purchased under Section 2.2 shall terminate on September 30, 2011; provided, however, the Investors are obligated to purchase any such shares that are the subject of an Installment Notice given on or before that date, even though the Subsequent Closing Date is after.

Milestone Description	Milestone Ratio*	Target Date

A. Pursuant to the application for Orphan Medicinal Product Designation filed by the Company with the US FDA or its European, Swiss, or Israeli equivalents, Oxycyte is designated an orphan drug for the indication of traumatic brain injury by such agency	0.03*	31-09-09
B. Written license with unaffiliated party for distribution of cosmetic product that provides for license fee payments totaling US$500,000 within three months of contract date, exclusive of royalties	0.04*	31-12-09
C. OTC New Drug or device Application for cream/ointment to treat acne or rosacea or skin cut/abrasion is approved by US FDA (“OTC Product”)	0.04*	28-02-10
D. Written license with unaffiliated party for distribution of OTC Product that provides for license fee payments totaling US$500,000 within three months of contract date, exclusive of royalties	0.04*	28-02-10
E. Clinical trial for Oxycyte in traumatic brain injury approved by the US FDA	0.10	31-03-11
F. Written license with unaffiliated party for distribution of Oxycyte that provides for license fee payments totaling US$1,000,000 within three months of contract date, exclusive of royalties.	0.25	30-09-10
G. Battlefield exception for sale and use of Oxycyte issued by any of the US armed forces, NATO, or the Israel Defense Forces	0.25	30-06-11
H. Common stock of Company listed on any of the AMEX, NYSE or Nasdaq markets	0.25	30-06-10

*       Any other provision of this Appendix A to the contrary notwithstanding, if Oxycyte is not designated an orphan drug (Milestone A in the table) on or before its Extended Target Date, Milestone A shall be automatically deleted from the table without any action by the Company or Investors, and the Milestone Ratios for Milestones B, C and D shall automatically increase to 0.05 for each. If prior to this change a Subsequent Closing has been held with respect to any of Milestones B, C or D, then within 10 Business Days following the Extended Target Date of Milestone A, a further Subsequent Closing will be held pursuant to Section 2.2(b) for the additional Shares issuable in respect of the Milestone for which a Subsequent Closing has occurred (being Milestone B, C or D) resulting from the increase in the applicable Milestone Ratio.

APPENDIX B

INSTALLMENT NOTICE

OXYGEN BIOTHERAPEUTICS, INC.

This INSTALLMENT NOTICE is given pursuant to Section 2.2(a) of the Securities Purchase Agreement dated June 8, 2009 (the “Agreement”), by and among Oxygen Biotherapeutics, Inc., a Delaware corporation (the “Company”), and the investors identified on the signature pages thereto (each, an “Investor” and collectively, the “Investors”). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Agreement. The undersigned hereby declares and represents the following:

1.        The undersigned is the duly appointed Chief Executive Officer or Chief Financial Officer of the Company.

2.        Except as set forth on the schedules attached hereto or in the SEC Disclosure Documents, the representations and warranties of the Company set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof, except for representations and warranties expressly made as of a particular date.

3.        The Company has achieved the following Milestone(s):

4.       The Subsequent Closing Date under Section 2.2(b) is ___________________________, the aggregate number of Installment Shares to be issued to Investors at the Subsequent Closing is ______________________________________, and the Installment Payment to be paid to the Company by the Investors is US$_______________________________.

5.       The Installment Payment should be made in accordance with the following wire transfer instructions:

Bank:

Bank Branch Address:

Account Name:

Account No.:

ABA No.:

The undersigned has executed this Installment Notice this ____ day of ___________, 20____.

OXYGEN BIOTHERAPEUTICS, INC.

By: ________________________________________

Name:

Title: